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                                                           EX-99.B1A
                                                           EXHIBIT 24(b)(1)(a)



                       DELAWARE GROUP ADVISER FUNDS, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                  DELAWARE GROUP ADVISER FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  ONE: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  TWO: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of the World Growth Fund series of the Corporation to the Overseas Equity Fund series of the Corporation, and by deleting the old name of such series from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new name of such series as changed hereby.

                  THREE: The amendment to the Articles of Incorporation of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and is limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                  FOUR: The amendment to the Articles of Incorporation of the Corporation as set forth above does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name change.

                  FIVE: These Articles of Amendment shall become effective upon filing and acceptance by the State Department of Assessments and Taxation.

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                  IN WITNESS WHEREOF, DELAWARE GROUP ADVISER FUNDS, INC.
has caused these Articles of Amendment to be signed in its name and on its its behalf by its Chairman and attested by its Assistant Secretary on this 18th day of December, 1997.

                                            DELAWARE GROUP ADVISER FUNDS, INC.

                                            By:/S/ Wayne A. Stork
                                               ------------------------------
                                                   Wayne A. Stork



ATTEST:

/s/ Michael D. Mabry
--------------------
    Michael D. Mabry
    Assistant Secretary

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                  THE UNDERSIGNED, Wayne A. Stork of DELAWARE GROUP ADVISER
FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/Wayne A. Stork
                                             -----------------------------
                                                Wayne A. Stork


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